Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$20,918,700
Unrealized Gain (Loss) on Market Value of Futures	(9,482,681)
Dividend Income	11,718
Interest Income	10,021
ETF Transaction Fees	700
Total Income (Loss)	$11,458,458

Expenses
General Partner Management Fees	$57,094
Professional Fees	15,688
Brokerage Commissions	15,142
Directors' Fees and insurance	2,375
NYMEX License Fee	1,426
Total Expenses	91,725
Expense Waiver	(18,742)
Net Expenses	$72,983
Net Income (Loss)	$11,385,475

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/20	$103,268,406
Additions (200,000 Shares)	3,542,798
Withdrawals (100,000 Shares)	(2,028,883)
Net Income (Loss)	11,385,475

Net Asset Value End of Month	$116,167,796
Net Asset Value Per Share (6,150,000 Shares)	$18.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596